Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264426 on Form N-2 of our report dated March 15, 2024, relating to the consolidated financial statements of Blackstone Private Credit Fund and subsidiaries.

We also consent to the reference to us under the headings “Financial Highlights,” “Senior Securities” and “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 26, 2024